As filed with the Securities and Exchange Commission on September 14, 1999
================================================================================

                       Securities and Exchange Commission
                             Washington, D.C. 20549
                               ------------------

                                   FORM 8-K/A

                             Current Report Pursuant
                          To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  July 2, 1999
                Date of report (Date of earliest event reported)

                         ------------------------------

                          Emisphere Technologies, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                         ------------------------------

            Delaware                                       13-3306985
(State or Other Jurisdiction of                (IRS Employer Identification No.)
 Incorporation or Organization)

                                     1-10615
                            (Commission File Number)

                          Emisphere Technologies, Inc.
                           765 Old Saw Mill River Road
                            Tarrytown, New York 10591
               (Address of Principal Executive Offices) (Zip Code)

                                 (914) 347-2220
               (Registrant's Telephone Number Including Area Code)

                         ------------------------------

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                         ------------------------------

================================================================================

This Form 8-K/A amends Item 7 of that certain Form 8-K filed with the Securities and Exchange Commission on July 16, 1999 by including the financial information referred to below.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        Financial Statements of Business Acquired

                (a)   Independent Accountants Report

                (b) Balance Sheets - July 31, 1997, 1998 and (unaudited) April 30, 1999

                (c) Statements of Operations for the period from September 26, 1996 (inception) through July 31, 1997, the year ended July 31, 1998, the Nine Months Ended April 30, 1998 (unaudited) and 1999 (unaudited), and the cumulative period (unaudited) from September 26, 1996 (inception) through April 30, 1999.

                (d) Statements of Stockholders' Deficit for the cumulative period from September 26, 1996 (inception) to April 30, 1999, including the period from September 26, 1996 (inception) to July 31, 1997, the year ended July 31, 1998 and (unaudited) the nine months ended April 30, 1999.

                (e) Statements of Cash Flows for the period from September 26, 1996 (inception) through July 31, 1997, the year ended July 31, 1998 , the Nine Months Ended April 30, 1998 (unaudited) and 1999 (unaudited), and the cumulative period (unaudited) from September 26, 1996 (inception) through April 30, 1999.

                (f)   Notes to the Financial Statements

         Pro Forma Financial Statements

                (a)   Introduction

                (b) Unaudited Pro Forma Condensed Combined Balance Sheet at April 30, 1999

                (c) Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended July 31, 1998.

                (d) Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended April 30, 1999

                (e) Notes to the unaudited Pro Forma Condensed Combined Financial Statements

Item 7 (a)

                                Ebbisham Limited
                                Table of Contents

                                                                            Page

Report of independent accounts..............................................   1

Balance sheets as of July 31, 1997
   and 1998, and unaudited as of April 30, 1999.............................   2

Statements of Operations for the period from September 26, 1996
   (inception) through July 31, 1997, the year ended July 31, 1998, the Nine Months Ended April 30, 1998 (unaudited) and 1999
   (unaudited) and the cumulative period (unaudited) from September
   26, 1996 (inception) through April 30, 1999..............................   3

Statements of Stockholders' Deficit for the cumulative period from September 26, 1996 (inception) to April 30, 1999, including the period from September 26, 1996 (inception) to July 31, 1997, the year ended July 31, 1998 and (unaudited) the nine months
   ended April 30, 1999.....................................................   4

Statements of Cash Flows for the period from September 26, 1996 (inception)
   through July 31, 1997, the year ended July 31, 1998, the Nine Months ended April 30, 1998 (unaudited) and 1999 (unaudited) and the cumulative period (unaudited) from September 26, 1996 (inception)
   through April 30, 1999...................................................   5

Notes to Financial Statements...............................................   6

                        Report of Independent Accountants

October 8, 1998

To the Board of Directors and Stockholders of Ebbisham Limited:

In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of EBBISHAM LIMITED ("Ebbisham") (a development stage enterprise)at July 31, 1997 and 1998, and the results of its operations and its cash flows for the period from September 26, 1996 (inception) to July 31, 1997, and the year ended July 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Ebbisham's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                            PricewaterhouseCoopers LLP

                                Ebbisham Limited
                        (a development stage enterprise)
                                 Balance Sheets

                                                                July 31,                April 30,
                                                      ----------------------------    ------------
                                                          1997            1998            1999
                                                      ------------    ------------    ------------
                  Assets:                                                              (Unaudited)
Current Assets:

  Cash                                                $    708,424    $    741,184    $  4,217,164
                                                      ------------    ------------    ------------
        Total assets                                  $    708,424    $    741,184    $  4,217,164
                                                      ============    ============    ============

    Liabilities and Stockholders' Deficit:
Current Liabilities:

  Due to Elan Corporation plc                         $    639,549    $  1,698,462    $    562,925
  Due to Emisphere Technologies, Inc.                      648,786       7,710,056       8,474,463
  Accounts payable                                                                          31,365
                                                      ------------    ------------    ------------
        Total current liabilities                        1,288,335       9,408,518       9,068,753

Subordinated debt                                        4,500,000       4,500,000      14,500,000
                                                      ------------    ------------    ------------
        Total liabilities                                5,788,335      13,908,518      23,568,753
                                                      ------------    ------------    ------------

Stockholders' deficit

  "A"Ordinary shares, par value $1.00 per share,
    5,000,000 shares authorized, 10,000 shares
    issued and outstanding at July 31, 1997 and
    1998, and April 30, 1999                                10,000          10,000          10,000

  "B" Ordinary shares, par value $1.00 per share,
    5,000,000 shares authorized, 10,000 shares
    issued and outstanding at July 31, 1997 and
    1998, and April 30, 1999                                10,000          10,000          10,000

  Deficit accumulated during development stage          (5,099,911)    (13,187,334)    (19,371,589)
                                                      ------------    ------------    ------------
        Total stockholders' deficit                     (5,079,911)    (13,167,334)    (19,351,589)
                                                      ------------    ------------    ------------
        Total liabilities and stockholders' deficit   $    708,424    $    741,184    $  4,217,164
                                                      ============    ============    ============

    The accompanying notes are an integral part of the financial statements.

                                Ebbisham Limited
                        (a development stage enterprise)
                            Statements of Operations

                               For the                                                          For the
                             period from                                                      period from
                              September                                                      September 26,
                               26, 1996                                                          1996
                             (inception)                                                      (inception)
                             through July     Year Ended      Nine months ended April 30,    through April
                                  31,          July 31,      ----------------------------         30,
                                 1997            1998            1998            1999            1999
                             ------------    ------------    ------------    ------------    ------------
                                                             (Unaudited)      (Unaudited)     (Unaudited)
Revenues:

  Interest income            $     72,045    $     32,760    $     24,000    $    106,000    $    210,805
                             ------------    ------------    ------------    ------------    ------------

Expenses:

  Research and development     (5,171,956)     (8,120,183)     (6,364,000)     (6,290,255)    (19,582,394)
                             ------------    ------------    ------------    ------------    ------------

       Net loss              $ (5,099,911)   $ (8,087,423)   $ (6,340,000)   $ (6,184,255)   $(19,371,589)
                             ============    ============    ============    ============    ============

    The accompanying notes are an integral part of the financial statements.

                                Ebbisham Limited
                        (a development stage enterprise)
                       Statements of Stockholders' Deficit
For the cumulative period from September 26, 1996 (inception) to April 30, 1999, including the period from September 26, 1996 (inception) to July 31, 1997, the year ended July 31, 1998 and (unaudited) for the nine months ended
                                 April 30, 1999

                                      Number of Shares
                                ----------------------------
                                  Ordinary        Ordinary       Total Share   Accumulated
                                    "A"              "B"           Capital       Deficit           Total
                                ------------    ------------    ------------   ------------    ------------
Ordinary shares issued in
  consideration for cash              10,000          10,000    $     20,000                   $     20,000

Net loss for the period from
  September 26, 1996
 (inception) to July 31, 1997                                                  $ (5,099,911)     (5,099,911)
                                ------------    ------------    ------------   ------------    ------------
Balance at July 31, 1997              10,000          10,000          20,000     (5,099,911)     (5,079,911)

Net loss for the year ended
  July 31, 1998                                                                  (8,087,423)     (8,087,423)
                                ------------    ------------    ------------   ------------    ------------
Balance at July 31, 1998              10,000          10,000          20,000    (13,187,334)    (13,167,334)

Net loss for the nine
months  ended April 30,
1999 (unaudited)                                                                 (6,184,255)     (6,184,255)
                                ------------    ------------    ------------   ------------    ------------
Balance at April 30, 1999
 (unaudited)                          10,000          10,000    $     20,000   $(19,371,589)   $(19,351,589)
                                ============    ============    ============   ============    ============

    The accompanying notes are an integral part of the financial statements.

                                Ebbisham Limited
                        (a development stage enterprise)
                            Statements of Cash Flows
                           Increase (Decrease) in Cash

                                                                                                           Cumulative for
                                            For the period                                                    the period
                                                from                                                             from
                                             September 26,                                                   September 26,
                                                1996                                                             1996
                                             (inception)       Year Ended                                     (inception)
                                             through July       July 31,      Nine months ended April 30,    through April
                                                 31,                         ----------------------------         30,
                                                1997             1998            1998            1999            1999
                                             ------------    ------------    ------------    ------------    ------------
                                                                              (Unaudited)     (Unaudited)     (Unaudited)
Cash flows from operating activities:

 Net loss                                    $ (5,099,911)   $ (8,087,423)   $ (6,340,000)   $ (6,184,255)   $(19,371,589)
                                             ------------    ------------    ------------    ------------    ------------
 Changes in assets and liabilities:

   Increase (decrease) in payable to Elan
    Corporation plc                               639,549       1,058,913         991,543      (1,135,557)        562,905

   Increase in payable to
    EmisphereTechnologies, Inc.                   648,786       7,061,270       5,372,680         764,427       8,474,483

   Increase in accounts payable                                                                    31,365          31,365
                                             ------------    ------------    ------------    ------------    ------------
 Net cash (used in) provided by operating
  activities                                   (3,811,576)         32,760          24,223      (6,524,020)    (10,302,836)
                                             ------------    ------------    ------------    ------------    ------------
 Cash flows from financing activities:

  Proceeds from issuance of share capital          20,000                                                          20,000
  Proceeds from issuance of subordinated
  debt                                          4,500,000                                      10,000,000      14,500,000
                                             ------------    ------------    ------------    ------------    ------------
 Net cash provided by financing activities      4,520,000                                      10,000,000      14,520,000
                                             ------------    ------------    ------------    ------------    ------------
 Net increase in cash                             708,424          32,760          24,223       3,475,980       4,217,164
 Cash at beginning of period                            0         708,424         708,424         741,184               0
                                             ------------    ------------    ------------    ------------    ------------
 Cash at end of period                       $    708,424    $    741,184    $    732,647    $  4,217,164    $  4,217,164
                                             ============    ============    ============    ============    ============

    The accompanying notes are an integral part of the financial statements.

                                Ebbisham Limited
                        (a development stage enterprise)
                          Notes to Financial Statements
                           (Interim data is unaudited)

1)       ORGANIZATION AND BUSINESS

         Ebbisham Limited ("Ebbisham"), an Irish corporation, is an equally owned joint venture between Elan Corporation plc ("Elan") and Emisphere Technologies, Inc. ("Emisphere") (collectively the "Partners") formed in September 1996 to develop and market heparin projects utilizing technologies contributed by the Partners. Ebbisham is managed by a committee ("Management Committee") consisting of equal representation from the Partners. The purpose of the Management Committee is to govern all activities of Ebbisham including the research and development activities undertaken by Ebbisham as well as the approval of budgets and determining the necessary financing to be provided by the Partners. As a development stage enterprise, Ebbisham's primary efforts to date have been devoted to research and development and raising capital.

         Ebbisham has limited capital resources and recurring net operating losses. Since inception, Ebbisham has received financial support from the Partners and is dependent upon receipt of additional capital investment from Elan and Emisphere to fund planned research activities. Ebbisham has received assurances from Emisphere that it will provide the necessary financial support to enable Ebbisham to continue to operate through December 1, 1999. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's drug delivery technology will be commercially viable. In addition, the Company operates in an environment of rapid change in technology and is dependent upon the services of its employees and consultants.

2)       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The accompanying financial statements of Ebbisham were prepared in accordance with generally accepted accounting principles in the United States.

         CASH

         The carrying amount reported in the balance sheet for cash approximates its fair value. Cash subjects Ebbisham to concentrations of credit risk.

         INCOME TAXES

         Ebbisham accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires that Ebbisham recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial-reporting amounts ("temporary differences") at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3)       SUBORDINATED DEBT:

         On September 26, 1996 (inception) Ebbisham issued $4,500,000 of subordinated debt ("Subordinated Debt") to Elan, which is due on September 26, 2006.

         The subordinated debt is interest-free until Ebbisham has sufficient equity, as defined, and has earned a profit after tax in the preceding financial year of not less than $100,000. The rate of interest in a given financial year is as follows:

         -5% if profits after tax for that financial year exceed $100,000 but do not exceed $5,000,000.

         -10% if profits after tax for that financial year exceed $5,000,000 but do not exceed $10,000,000.

         -15% if profits after tax for that financial year exceed $10,000,000.

         The debt is subordinated to the claims of all other creditors of Ebbisham.

4)       STOCKHOLDERS' DEFICIT:

         Ebbisham's certificate of incorporation provides for the issuance of five million ordinary "A" shares and five million ordinary "B" shares. The rights and terms of both types of shares are identical except that Elan holds the ordinary "A" shares and Emisphere holds the ordinary "B" shares.

5)       INCOME TAXES:

         Ebbisham is subject to the provisions of tax laws in Ireland. Accordingly, in the event that Ebbisham earns royalty income for its patents in the future, such amounts may be exempt from income tax under certain circumstances. In addition, in the event that taxable profits are derived from Ebbisham's manufacture of products, a tax would be imposed on profits earned at tax rates ranging from 10% to 32%.

         As of July 31, 1998, Ebbisham has available net operating loss carry-forwards of approximately $13 million, which under certain circumstances, may be available to offset taxable income arising in the future. As a result of the uncertainty of whether Ebbisham will have future taxable income and whether the net operating losses being carried forward will be available to offset such taxable income, Ebbisham has established a valuation allowance equal to the total deferred tax asset. The total deferred tax asset, net of the valuation allowance, was not material.

6)       RELATED-PARTY TRANSACTIONS:

         On September 26, 1996 (inception), Ebbisham entered into certain agreements with Elan and Emisphere relating to the research and development of an oral heparin product under development. In accordance with these agreements, the Partners perform certain research and development activities on behalf of Ebbisham. During the period from September 26, 1996 (inception) through July 31, 1997, Ebbisham incurred research and development expenses for work performed by Elan and Emisphere of $1,172,223 and $3,999,733, respectively. For the year ended July 31, 1998, Ebbisham incurred research and development expenses for work performed by Elan and Emisphere of $1,058,913 and $7,061,270, respectively.

7)       SUBSEQUENT EVENT

         On August 5, 1998, Elan and Emisphere each advanced $5 million to Ebbisham in exchange for notes payable which are due in full on July 31, 1999. The notes payable do not bear interest, and may be repaid by Ebbisham prior to July 31, 1999 without penalties or premiums. If the funds are not available for Ebbisham to repay the notes by July 31, 1999, Emisphere has agreed to extend the terms of the notes to December 1, 1999 and to provide the necessary funding to repay amounts due Elan.

NOTES TO INTERIM FINANCIAL STATEMENTS (UNAUDITED):

8)       BASIS OF PRESENTATION

         The interim financial statements are unaudited and reflect adjustments consisting of normal recurring accruals, which are, in the opinion of Ebbisham's management, necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for any interim period are not necessarily indicative of the results for the full year.

9)       SUBORDINATED DEBT:

         In August 1998 Ebbisham received $5,000,000 from each of Elan and Emisphere. The $10,000,000 was contributed to fund past costs incurred by the operations of Ebbisham as well as expected future operations. The debt has terms identical to the Subordinated Debt.

         In July 1999, Ebbisham received approximately $2,450,000 from each of Elan and Emisphere. The $4,900,000 was contributed to fund past costs incurred by Ebbisham. The debt has terms identical to the Subordinated Debt.

10)      RELATED-PARTY TRANSACTIONS:

         For the nine months ended April 30, 1998 and April 30, 1999 Ebbisham incurred research and development expenses for work performed by Elan and Emisphere of $993,763, $4,660,121, $432,588 and $15,732,805,
         respectively. Cumulatively, for the period from September 26, 1996 (inception) through April 30, 1999 Ebbisham incurred research and development expenses for work performed by Elan and Emisphere of $2,663,724 and $16,793,808, respectively.

11)      CHANGE OF CONTROL:

         On July 2, 1999, Emisphere acquired the 50% interest of Ebbisham Limited owned by Elan plc. After the change of control of Elan's 50% interest in Ebbisham, Emisphere has 100% ownership of Ebbisham

Item 7(b)

The following unaudited pro forma condensed combined financial data give effect to the acquisition of Ebbisham Limited ("Acquistion") by Emisphere Technologies, Inc which occurred on July 2, 1999, pursuant to various change of control agreements.

The unaudited pro forma condensed combined balance sheet reflects the historic financial position of the Company pro forma for the effects of the change of control, as if it had occurred on April 30, 1999.

The unaudited pro forma condensed combined statements of operations combine the historical operating results of Emisphere Technologies, Inc. and Ebbisham Limited for the year ended July 31, 1998 and the nine months ended April 30, 1999 as if the Acquisition had occurred on August 1, 1997 and August 1, 1998 respectively.

The unaudited pro forma condensed combined financial data do not reflect cost savings, synergies or other financial benefits which may be achieved from the acquisition of Ebbisham nor do they report to be indicative of the operating results or the financial position that would have been realized had the Ebbisham acquisition been consummated as of the date or for the period for which the pro forma data is presented. The unaudited pro forma adjustments described in the notes are based upon current estimates and contain assumption that the Company's management believe are reasonable in such circumstances.

The unaudited pro forma condensed combined financial data are based on and should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended July 31, 1998, previously filed with the Securities and Exchange Commission, and the financial statements of Ebbisham Limited included in this report.

The following pro forma financial data is provided:

         Unaudited Pro Forma Condensed Combined Balance Sheet as of April 30, 1999.
         Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended July 31, 1998.
         Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended April 30, 1999.
         Unaudited notes to pro forma condensed combined financial data.

                  Emisphere Technologies, Inc.and Subsidiaries
              Unaudited Pro Forma Condensed Combined Balance Sheet
                              as of April 30, 1999

                                                    The Company     Ebbisham        Pro Forma                     The Company
                                                    Historical     Historical      Adjustments            Notes    Pro Forma
                                                   ------------   ------------    -------------           -----   ------------
Assets:
Current assets:

  Cash and cash equivalents                        $  3,541,377   $  4,217,164    $  2,449,233              (1)
                                                                                      (562,925)             (2)
                                                                                    20,000,000              (3)
                                                                                   (11,949,233)             (4)
                                                                                    (8,060,767)             (5)   $  9,634,849
  Marketable securities                              13,348,117                                                     13,348,117
  Receivable from Ebbisham Ltd.                       8,474,463                     (8,474,463)             (2)
  Other current assets                                1,259,244                                                      1,259,244
                                                   ------------   ------------                                    ------------
     Total current assets                            26,623,201      4,217,164                                      24,242,210
Fixed assets, net                                    11,705,592                                                     11,705,592
Intangible assets                                                                    8,442,317              (5)      8,442,317
Due from Ebbisham Ltd.                                5,000,000                      2,449,233              (1)
                                                                                    11,949,233              (4)
                                                                                   (19,398,466)             (6)

Other assets                                             93,788                                                         93,788
                                                   ------------   ------------                                    ------------
     Total assets                                  $ 43,422,581   $  4,217,164                                    $ 44,483,907
                                                   ============   ============                                    ============
Liabilities and Stockholders' Deficit
Current Liabilities:

  Accounts payable and other current liabilities   $  4,658,341   $  9,068,753      (9,037,388)             (2)
                                                                                       380,000              (5)      5,069,706
  Investment deficiency in Ebbisham Ltd.              9,675,795                      9,675,794              (5)
                                                                                   (19,351,589)             (6)
                                                   ------------   ------------                                    ------------
     Total current liabilities                       14,334,136      9,068,753                                       5,069,706
Subordinated debt                                                   14,500,000       4,898,466              (1)
                                                                                   (19,398,466)             (6)

Note payable                                                                        20,000,000              (3)     20,000,000
Deferred lease liability                              1,974,858                                                      1,974,858
                                                   ------------   ------------                                    ------------
     Total liabilities                               16,308,994     23,568,743                                      27,044,564
                                                   ------------   ------------                                    ------------

Stockholders' Deficit:

  Common stock                                          121,538         20,000         (20,000)             (6)
                                                                                                                       121,538
  Additional paid in capital                         98,727,408                                                     98,727,408
  Accumulated deficit                               (71,581,339)   (19,371,589)     (9,674,244)             (5)
                                                                                    19,371,589              (6)    (81,255,583)
  Other stockholders' equity                           (154,020)                                                      (154,020)
                                                   ------------   ------------                                    ------------
                                                     27,113,587    (19,351,589)                                     17,439,343
                                                   ------------   ------------                                    ------------
Total liabilities and stockholders' deficit        $ 43,422,581   $  4,217,164                                    $ 44,483,907
                                                   ============   ============                                    ============

                 See Notes to Pro forma Condensed Financial Data

                  Emisphere Technologies, Inc. and Subsidiaries
              Unaudited Pro Forma Combined Statement of Operations
                        For the Year Ended July 31, 1998

                                                 Ebbisham
                                The Company      Limited        Pro Forma                       The Company
                                Historical      Historical      Adjustment        Notes          Pro Forma
                               ------------    ------------    ------------    ------------    ------------
Revenues:

  Contract research revenue    $ 15,868,310                    $ (7,061,270)             (7)   $  8,807,040
                               ------------    ------------    ------------                    ------------

Costs and expenses:

  Research and development     $ 15,189,811    $  8,120,183    $ (7,061,270)             (7)
                                                                    563,000              (9)   $ 16,811,724
  Loss in Ebbisham Ltd.           4,043,712                      (4,043,712)             (7)
  General and administrative      5,344,665                                                       5,344,665
                               ------------    ------------    ------------                    ------------
                                 24,578,188       8,120,183                                      22,156,389
                               ------------    ------------    ------------                    ------------
Operating loss                   (8,709,878)     (8,120,183)                                    (13,349,349)
                               ------------    ------------    ------------                    ------------

Other income and expense:

  Investment income               1,879,840          32,760                                       1,912,600
  Interest expense                 (236,250)                     (3,112,500)             (8)     (3,348,750)
                               ------------    ------------    ------------                    ------------
                                  1,643,590          32,760                                      (1,436,150)
                               ------------    ------------    ------------                    ------------
Net loss                       $ (7,066,288)   $ (8,087,423)                                   $(14,785,499)
                               ============    ============    ============                    ============

                 See Notes to Pro forma Condensed Financial Data

                  Emisphere Technologies, Inc. and Subsidiaries
              Unaudited Pro Forma Combined Statement of Operations
                    For the Nine Months Ended April 30, 1999

                                                 Ebbisham
                                The Company      Limited        Pro Forma                    The Company Pro
                                Historical      Historical      Adjustment        Notes            Forma
                               ------------    ------------    ------------    ------------    ------------
Revenues:

  Contract research revenue    $  9,554,925                    $ (5,733,000)            (10)   $  3,821,925
                               ------------    ------------    ------------                    ------------

Costs and expenses:

  Research and development     $ 17,428,285    $  6,290,255    $ (5,733,000)            (10)
                                                                    422,000             (12)   $ 18,407,540
  Loss in Ebbisham Ltd.           3,092,125                      (3,092,125)            (10)
  General and administrative      4,236,180       4,236,180
                               ------------    ------------    ------------                    ------------
                                 24,756,590       6,290,255                                      22,643,720
                               ------------    ------------    ------------                    ------------
Operating loss                  (15,201,665)     (6,290,255)                                    (18,821,795)
                               ------------    ------------    ------------                    ------------

Other income and expense:

  Investment income               1,179,729         106,000                                       1,285,729
  Interest expense                 (562,372)                      2,306,250             (11)     (2,868,622)
  Rental income                     126,372                                                         126,372
                               ------------    ------------    ------------                    ------------
                                    743,729         106,000                                      (1,456,521)
                               ------------    ------------    ------------                    ------------
Net loss                       $(14,457,936)   $ (6,184,255)                                   $(20,278,316)
                               ============    ============    ============                    ============

                 See Notes to Pro forma Condensed Financial Data

                  Emisphere Technologies, Inc. and Subsidiaries
              Unaudited Notes to Pro Forma Condensed Financial Data

On July 2, 1999, the Company acquired the 50% interest of Ebbisham Limited owned by Elan Corporation plc. Prior to the change of control, each partner contributed capital to Ebbisham in exchange for a notes payable. Also prior to the change of control, Ebbisham repaid Elan and Emisphere, for work done prior to the asset change of control. After the acquisition of Elan's 50% interest in Ebbisham, Emisphere will have 100% ownership of Ebbisham. For the purpose of preparing the unaudited pro forma condensed balance sheet, the Ebbisham Limited acquisition has been accounting for in accordance with the purchase method whereby the purchase price of approximately $18.1 million ($20,380,000, including transaction costs, net of purchasing accounting adjustments for liabilities not requiring cash funding of $2,263,439) has been allocated to in process research and development and a intangible asset.

         1. To record capital contribution each partner was required to make, prior to the change of control, to fund certain liabilities. Each partner contributed approximately $2.45 million. The Transaction is summarized in the following chart:

                                      Due from       Suborinated        Cash
                                    Ebbisham Ltd        Debt             Net

Emisphere Contribution               $2,449,233      $2,449,233
Elan Contribution                                     2,449,233       $2,449,233
                                     ----------      ----------       ----------
                                     $2,449,233      $4,898,466       $2,449,233
                                     ==========      ==========       ==========

         2. To record payments by Ebbisham to each partner for past work performed by the partners on behalf of Ebbisham. Elan received a payment of $562,905 and Emisphere received $8,474,463. The Transaction is summarized in the following chart:

                                        Accounts       Receivable         Cash
                                        Payable      from Ebbisham        Net

Emisphere                              $8,474,463     $8,474,463
Elan                                      562,905                       $562,905
                                       ----------     ----------        --------
                                       $9,037,388     $8,474,463        $562,905
                                       ==========     ==========        ========

         3. To record exchange of note payable to Elan International services of $20,000,000, interest at 15% per annum, compounded semi annually.

         4. To record Emisphere's capital contribution and subsequent repayment of subordinated debt due Elan. The Transaction is summarized in the following chart:

                              Subordinated       Due From             Cash
                                  Debt           Ebbisham             Net

Emisphere                     $ 11,949,233     $11,949,233
Elan                           (11,949,233)                       $(11,949,233)
                              ------------     -----------        ------------
                              $          0     $11,949,233        $(11,949,233)
                              ============     ===========        ============

         5. The table below summarizes the purchase price and the estimated allocation thereof:

Cash                                                     $    8,060,767
Transaction cost                                                380,000
Investment deficiency (a)                                     9,675,794
                                                         --------------
     Total purchase price                                $   18,116,561
                                                         ==============

         Estimated allocation of the purchase price:

In process research and development                      $    9,674,244
Intangible assets                                             8,442,317
                                                         --------------
                                                         $   18,116,561
                                                         ==============

                (a) The investment deficiency is Ebbisham's deficit on April 30,
                    1999 attributable to Elan.

         6.     To record elimination of inter-company balances.

For the purpose of preparing the unaudited pro forma condensed combined statement of operations for the year ended July 31, 1998, and the nine months ended April 30, 1999 the Ebbisham Limited acquisition has been accounting for in accordance with the purchase method whereby the purchase price of approximately $18.1 million ($20,380,000, including transaction cost, net of purchasing accounting adjustments for liabilities not requiring cash funding of $2,263,439) has been allocated to in process research and development and a intangible asset. The unaudited pro forma operating statements for the year and nine months ended July 31, 1998 and April 30, 1999 exclude a non-recurring charge of approximately $9.7 million in connection with acquired in process research and develepment.

         7. To eliminate inter-company transactions that took place in the year ended July 31, 1998. In the twelve months ended July 31, 1998 Emishphere recorded revenues of approximately $7.05 million dollars from work performed on Ebbisham's behalf. Ebbisham recorded the same amount as research and development expense. Emisphere also recorded its 50% interest in the loss of Ebbisham of approximately $4.05 million for the twelve months ended July 31, 1998.

         8. To record the interest expense related to the note exchanged with Elan of $20.0 million. The note carries a interest rate of 15%, compounded semiannually.

         9. To record the amortization expense related to the intangible assets acquired in the change of control of Ebbisham. The Company has determined the patents acquired in the transaction have a remaining life of approximately 15 years. The straight-line method has been chosen to amortize the $8.45 million of intangibles.

         10. To eliminate inter-company transactions that took place in the nine months ended April 30, 1999. In the nine months ended April 30, 1999 Emisphere recorded revenues of approximately $5.7 million dollars from work performed on Ebbisham's behalf. Ebbisham recorded the same amount as research and development expense. Emisphere also recorded its 50% interest in the loss of Ebbisham of approximately $3.1 million for the nine months ended April 30, 1999.

         11. To record the interest expense related to the note exchanged with Elan of $20.0 million. The note carries a interest rate of 15%, compounded semiannually.

         12. To record the amortization expense related to the intangible assets acquired in the change of control of Ebbisham. The company has determined the patents acquired in the transaction have a remaining life of approximately 15 years. The straight-line method has been chosen to amortize the $8.45 million of intangibles.

                                    SIGNATURE


         Under the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.


                                 EMISPHERE TECHNOLOGIES, INC.


                                 By: /s/ Joseph D. Poveromo
                                     ----------------------
                                     Name:  Joseph D. Poveromo
                                     Title: Controller and Chief Accounting
                                            Officer (Principal Accounting
                                            Officer)


                                 By: /s/ Charles H. Abdalian, Jr.
                                     ----------------------------
                                     Name:  Charles H. Abdalian, Jr.
                                     Title: Chief Financial Officer
                                            (Principal Financial Officer)

Date: September 14, 1999